EXHIBIT 2.6 - Form 8-K dated December 18, 1996

               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549


                                     FORM 8-K



                                 CURRENT REPORT
  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                     Date of Report:  December 18, 1996




                      ELECTRONIC SYSTEMS TECHNOLOGY INC.
                         (A Washington Corporation)

                         Commission File no. 2-92949-S
                IRS Employer Identification no. 91-1238077

                           415 N. Quay St. #4
                          Kennewick  WA  99336
                  (Address of principal executive offices)


        Registrant's telephone number, including area code:(509) 735-9092




























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ITEM 5.  OTHER EVENTS

On December 18, 1996, the Company announced a plan for the repurchase of the Company's common stock, as authorized by the Company's Board of Directors on November 15, 1996, with the decision of whether or not to initiate such plan and if initiated, the terms of commencement of the plan, being at the discretion of the Company's President and CEO, T.L. Kirchner.

Pursuant to plan, the Company may repurchase shares of its common stock from time to time in open market transactions through brokers and dealers, up to the amount allocated by the plan of $100,000. Repurchase transactions may commence as soon as January 1, 1997, and may continue through March 31, 1997. For more specific information regarding the stock repurchase plan, reference is made to the Company's press release dated December 18, 1996, incorporated by reference and attached hereto as Exhibit 99.15, and the Plan for Stock Repurchase as approved by the Board of Directors, incorporated by reference and attached hereto as Exhibit 99.16.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS, AND EXHIBITS.

  	Exhibit 99.15 -Press release issued December 18, 1996.
   Exhibit 99.16 -Plan for Stock Repurchase, as approved by the Electronic
                  Systems Technology, Inc. Board of Directors.

                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC SYSTEMS TECHNOLOGY, INC.


/s/ T. L. KIRCHNER

By: T.L. Kirchner
President
Date:  December 18, 1996

     EXHIBIT 99.15 - PRESS RELEASE DATED DECEMBER 18, 1996

PRESS RELEASE

EST ANNOUNCES STOCK REPURCHASE PLAN

KENNEWICK, WASHINGTON --- December 18, 1996 --- Electronic Systems Technology, Inc. (EST) (OTC: ELST), a manufacturer of wireless communications hardware, today announced a stock repurchase plan to acquire the Company's common stock up to a total value of $100,000 from open market purchases from brokers and dealers.

Under the conditions of the plan, as authorized by the Company's Board of Directors, repurchases may commence as soon as January 1, 1997, and may continue through March 31, 1997. The maximum number of shares the Company will repurchase from any single shareholder during the duration of the stock repurchase plan will be 10,000 shares. The results of the stock repurchase plan is dependent upon market conditions, with no guarantee as to the exact
number of shares to be repurchased by the Company.   The repurchase plan
is subject to other terms and conditions, as are set forth in the plan.

Electronic Systems Technology, a publicly held Company since 1984, was the first Company to develop the wireless modem and receive the United States and Canadian patents for this technology.

Contact EST for more details.

                          www.esteem.com

APPENDIX:

Item no. 1: (graphic material not included in electronic filing format)

The press release was published showing at top left of the press release, the Electronic Systems Technology, Inc. trademarked company logo, showing a black square field containing the stylized letters E S T.

     EXHIBIT 99.16 - PLAN FOR STOCK REPURCHASE.

Stock Repurchase Plan as authorized by the Company Board of Directors, November 15, 1996

                ELECTRONIC SYSTEMS TECHNOLOGY, INC.

                      Plan for Stock Repurchase
                          January 1, 1997

The following plan to repurchase the Company's stock is approved for execution by resolution of the Board of Directors.

It is the plan and intent of  Electronic Systems Technology, Inc.
("the Company") to repurchase the common stock of the Company from "open market" sources, in a manner most advantageous to the Company, within the amounts and time limitations described below. The purpose for the repurchase of the Company's stock is to provide stability to, and increase the value of, the Company's stock due to Management's belief that the Company's stock is currently undervalued. It is not the intent of this stock repurchase plan to repurchase the Company's stock in an effort to privatize the Company, nor is the repurchase plan to be construed as a tender offer for repurchase of the Company's outstanding stock .

During the duration of the Company's stock repurchase plan employees, directors, and officers of the Company, as well as its affiliates, should not purchase or sell any of their holdings of the Company's securities, nor should there be any attempts to exercise existing stock options for the Company's securities.

The maximum number of shares the Company will repurchase from any single shareholder during the duration of the stock repurchase plan will not exceed 10,000 total shares.

The stock repurchase plan (the "Plan") shall be governed by all applicable securities rules, regulations, and limitations, particularly Securities and Exchange Commission Rule 10b-18. The Plan will be performed in accordance with the following guidelines:

Amount: 	The amount of $100,000 of the Company's available funds will be allocated for the Plan. Of this amount $90,000 will be allocated for actual repurchases of the Company's stock, and $10,000 will be allocated for associated fees. For funds allocated for associated fees of the plan, any amount not expended for fees will be available for actual stock repurchases of the Company's stock.

Duration:	The Plan will commence at the discretion of the Company immediately following January 1, 1997 and will continue until the Plan is discontinued at the discretion of the Company or the occurrence of any of the following:  1) The allocated funds are exhausted through repurchase, 2) The Company's stock price reaches a bid price of $1.00 per share, or 3) the date of March 31, 1997.

The stock repurchase transactions of the Company will be governed by the following guidelines:

OPEN MARKET PURCHASES:

BROKER:	Bids and purchases of stock from or through only one broker or dealer
        on any one day.  The 	exception being for purchases not solicited
        by or on behalf of the Company. Thus, purchases may be made from more than one dealer, if the dealer is not directly or indirectly purchasing on behalf of the Company. It will be the responsibility of the Broker-Dealer the Company has engaged to repurchase the Company's stock to ensure the legitimacy, legality, and compliance of the transaction with the guidelines stated in this Plan, as well as any other securities regulations which may apply to such transaction.

TIME:  	No bid or purchase of stock until after a current independent bid is
        reported in the Electronic	Bulletin Board NASDAQ System.

PRICE: 	Purchase price may not be above lowest current independent offer inclusive of any commissions paid to a broker or dealer.

AMOUNT:	The amount purchased on any particular day, together with purchases made through broker-dealers during the preceding five business days, may not exceed 1/20th of one percent (0.0005) of the outstanding shares, exclusive of shares owned by affiliates.

BLOCK PURCHASES:

In addition to the regular daily amount, the Company may repurchase "blocks" in the market. A single purchase qualifies as a block by meeting either the volume test or the price test, whichever is more favorable. Broker-dealers may not accumulate or sell short to "create" a block. It will be the responsibility of the Broker-dealer the Company has engaged to repurchase the Company's stock to ensure the legitimacy, legality, and compliance of the transaction with the guidelines stated in this Plan, as well as any other securities regulations which may apply to such transaction.

VOLUME TEST:   A minimum of 20  round lots and 1/10th of one percent (.001)
of the outstanding shares, exclusive of shares owned by affiliates.

                             							or

PRICE TEST:    At least: (1) $200,000 or (2) 5,000 shares; and a total
price of at least $50,000. (Therefore, if the share price is less than $10, a Block would be $50,000 or more.)

PRICE:         Purchase price may not be above lowest current independent offer inclusive of any commissions paid to a broker or dealer.

DISCLOSURE:	Officers of the Company are directed to make the appropriate and timely disclosures of the above, including press releases as well as Form 8-K Report. Such disclosures shall be made as of the approval of such Stock Repurchase Plan, as well as reporting the progress of the Plan.






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